As filed with the Securities and Exchange Commission on February 17, 2006

                                                      Registration No. 333-43766
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 6
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT of 1933
                            ________________________


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                            ________________________

                             Software HOLDRSSM Trust
                      [Issuer with respect to the receipts]

          Delaware                      6211                   13-5674085
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
        organization)               Code Number)
                            _________________________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ________________________

                                   Copies to:

                 Andrea L. Dulberg                      Andrew B. Janszky, Esq.
                Corporate Secretary                       Shearman & Sterling
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



================================================================================


PROSPECTUS
----------



                               [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                             Software HOLDRSSM Trust


         The Software HOLDRSSM Trust issues Depositary Receipts called Software HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the software industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Software HOLDRS in a round-lot amount of 100 Software HOLDRS or round-lot multiples. Software HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Software HOLDRS. For a list of the names and the number of shares of the companies that make up a Software HOLDR, see "Highlights of Software HOLDRS--The Software HOLDRS" starting on page 12. The Software HOLDRSSM trust will issue Software HOLDRS on a continuous basis.


         Investing in Software HOLDRS involves significant risks. See "Risk factors" starting on page 5.

         Software HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Software HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


         The Software HOLDRS are listed on the American Stock Exchange under the symbol "SWH." On February 15, 2006, the last reported sale price of the Software HOLDRS on the American Stock Exchange was $37.24.


                                ________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ________________


                The date of this prospectus is February 16, 2006.




         "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

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


                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Summary........................................................................4
Risk Factors...................................................................5
Highlights of Software HOLDRS.................................................12
The Trust.....................................................................21
Description of Software HOLDRS................................................21
Description of The Underlying Securities......................................22
Description of The Depositary Trust Agreement.................................25
United States Federal Income Tax Consequences.................................29
ERISA Considerations..........................................................33
Plan of Distribution..........................................................33
Legal Matters.................................................................33
Where You Can Find More Information...........................................34


                                ________________

         This prospectus contains information you should consider when making your investment decision. With respect to information about Software HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Software HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Software HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences-Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Software HOLDRS or of the underlying securities through an investment in the Software HOLDRS.

                                     SUMMARY


         The Software HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of September 22, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock or American depositary shares issued by a group of companies that were, at the time of the initial offering, generally considered to be involved in various segments of the software industry. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Software HOLDRS is specified under "Highlights of Software HOLDRS--The Software HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Software HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 14 companies included in the Software HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Software HOLDRS are separate from the underlying securities that are represented by the Software HOLDRS. On February 14, 2006, there were 4,260,000 Software HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Software HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Software HOLDRS, including the risks associated with a concentrated investment in software companies.

General Risk Factors

         o Loss of investment. Because the value of Software HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Software HOLDRS if the underlying securities decline in value.

         o Discount trading price. Software HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, a Software HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Software HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the software industry. At the time of the initial offering, the companies included in the Software HOLDRS were generally considered to be involved in various aspects of the software industry. However, the market price of the underlying securities and the Software HOLDRS may not necessarily follow the price movements of the entire software industry. If the underlying securities decline in value, your investment in the Software HOLDRS will decline in value, even if the securities prices of companies in the software industry generally increase in value. In addition, since the time of the initial offering, the companies included in Software HOLDRS may not be involved in the software industry. In this case, the Software HOLDRS may not consist of securities issued only by companies involved in the software industry.

         o Not necessarily comprised of solely software companies. As a result of distributions of securities by companies included in the Software HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Software HOLDRS and that are not involved in the software industry may be included in the Software HOLDRS. The securities of a new company will only be distributed from the Software HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Software HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Software HOLDRS provides no assurance that each new company included in the Software HOLDRS will be involved in the software industry. Currently, the underlying securities included in the Software HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Software HOLDRS yet not be involved in the software industry. In addition the GICS sector classifications of securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

              Therefore, additional GICS sectors may be represented in the Software HOLDRS, which may also result in the inclusion in the Software HOLDRS of the securities of a new company that is not involved in the software industry.

         o No investigation of underlying securities. The underlying securities initially included in the Software HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the software industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Software HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Software HOLDRS may not necessarily be a diversified investment in the software industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in a distribution of securities from, or the inclusion of additional securities in, the Software HOLDRS, may also reduce diversification. Software HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Software HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Software HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Software HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Software HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Software HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Software HOLDRS, you will not be able to trade Software HOLDRS and you will only be able to trade the underlying securities if you cancel your Software HOLDRS and receive each of the underlying securities.


         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Software HOLDRS. If the Software HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Software HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted. There are currently 14 companies whose securities are included in the Software HOLDRS.


         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Software HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Software HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Software Industry

o The stock prices of some of the companies included in the Software HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Software HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of some companies included in the Software HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

              o    general market fluctuations;

              o actual or anticipated variations in companies' quarterly operating results;

              o announcements of technological innovations or new services offered by competitors of the companies included in the Software HOLDRS;

              o    changes in financial estimates by securities analysts;

              o legal or regulatory developments affecting the companies included in the Software HOLDRS or in the software industry;

              o announcements by competitors of the companies included in the Software HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

              o    departures of key personnel;

              o    sales of software companies' securities in the open market;
                   and

              o    difficulty in obtaining additional financing.

         In addition, the trading prices of some software stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many software stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of software companies or Internet-based companies, generally, could depress the stock prices of a software company regardless of software companies' results. Other broad market and industry factors may decrease the stock price of software stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of software stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Software HOLDRS. The events of September 11, 2001, in New York and Washington, D.C., as well as the United States' war on terrorism and potential military operations in other areas of the world, may have an unpredictable effect on economic conditions of companies whose common stocks are included in Software HOLDRS. Companies whose common stocks are included in Software HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause further disruptions in the economy.

         As a result of fluctuations in trading prices of the companies included in the Software HOLDRS, the trading price of Software HOLDRS has fluctuated significantly. The initial offering price of a Software HOLDR, on September 26, 2000 was $98.21, and during 2005, the price of a Software HOLDR reached a high of $39.83 and a low of $33.00.


o A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Software HOLDRS. A decline in the demand for information technology among current and prospective customers of the companies included in Software HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers' level of funding for new or additional information technology systems and services. Moreover, demand for these software companies' products and services may be reduced by a decline in overall demand for computer software and services. A continuation of the current economic downturn may cause customers of the companies included in the Software HOLDRS to reduce or eliminate information technology spending and cause price erosion throughout the software industry. In addition, recent developments, namely the September 11, 2001 terrorist attacks in the United States and related military actions, as well as future events or effects occurring in response or in connection to those developments, may reduce the amount and delay the timing of capital expenditures by corporations for information technology, such as software products. Accordingly, no assurance can be given that the companies included in the Software HOLDRS will be able to increase or maintain current revenues.

o Companies whose securities are included in the Software HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Software HOLDRS. Companies whose securities are included in Software HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Software HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

o Many software companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, result of operations and financial condition. The ability of a software company to obtain, maintain or increase market share depends on timely introduction and market acceptance of new products offered by software companies. The software market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many software companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve performance, features and the reliability of their products. Software companies must also quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications standards and other technological changes could require substantial expenditures to modify or adapt the existing products offered by software companies.

o The products of some software companies have relatively short life cycles, which could result in significant fluctuations in the operating results of these software companies. The products of some companies included in the Software HOLDRS have a limited life cycle and it is difficult to estimate when they will become obsolete. As a result, it is difficult to forecast future revenue growth or sources of future revenue. If a software company does not develop and introduce new products before existing products have completed their life cycles and ensure that existing customers continue to use their products, it may not be possible for a software company to sustain its current level of sales.

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


o Inability to manage rapid growth could adversely affect systems, management resources and revenues. Some software companies are, or plan to begin, rapidly expanding their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many software companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

o Inability to adequately protect proprietary rights may harm the competitive positions of many software companies. Many software companies rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, software companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require software companies to enter into royalty or licensing agreements. Legal standards relating to the scope of protection of intellectual property rights in software and related industries are still evolving, and the future viability or value of any of the intellectual property rights of software companies is uncertain.

o Demand for some of the products and services of software companies will decline if Internet use fails to grow and be accepted as a medium for online commerce and communication. Future revenues and any future profits of many software companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services. For many software companies to grow, customers must continue to accept and use new ways of conducting business and exchanging information on the Internet.

o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many software companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may result in more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of many companies included in the Software HOLDRS.

o Some companies included in the Software HOLDRS derive significant revenue from only a few customers, and a failure to retain these customers or add new customers could affect the business of the companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the Software HOLDRS. If any of these significant customers were to reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the Software HOLDRS do not have long-term contracts or specific volume purchase contracts with significant customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

o The international operations of some software companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some companies included in the Software HOLDRS have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

              o    general economic, social and political conditions;

              o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

              o differing tax rates, tariffs, exchange controls or other similar restrictions;

              o    currency fluctuations; and

              o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Many software companies are developing strategies to generate additional revenues for their products and services outside of the United States and Western Europe, and if these strategies fail it could result in slower revenue growth and losses. Many software companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many software companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

o Some companies included in the Software HOLDRS have a limited operating history, which makes financial forecasting difficult. Some companies included in the Software HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. Software companies would expect their business, operating results and financial condition to be materially adversely affected if their revenues do not meet their projections and that net losses in a given quarter would be even greater than expected.

o The products of some software companies may contain defects or errors, which may make it more difficult to gain market acceptance for their products and may reduce revenues. The products of software companies must be developed quickly to keep pace with the rapidly changing software market. Despite extensive product testing, complex software products and services are likely to contain undetected errors or defects. In the past, some software companies have experienced delays in releasing some versions of their products until software problems were corrected. Some products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of products and damage to their reputations, as well as lost revenues, diverted development resources and increased service and warranty costs, all of which could negatively affect the revenues of a software company.

o Many software companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success of any software company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these software companies will be able to continue to attract and retain qualified personnel.

o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Software HOLDRS. Some of the companies included in the Software HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Software HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Software HOLDRS. Holders of American depositary shares, including those included in the Software HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not be able to exercise voting rights unless they take a variety of steps, which may include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

                          HIGHLIGHTS OF SOFTWARE HOLDRS


         This discussion highlights information regarding Software HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Software HOLDRS.


Issuer...........................    Software HOLDRS Trust.

The trust........................    The Software HOLDRS Trust was formed under
                                     the depositary trust agreement, dated as of September 22, 2000, among The Bank of New
                                     York, as trustee, Merrill Lynch, Pierce,
                                     Fenner & Smith Incorporated, other
                                     depositors and the owners of the Software
                                     HOLDRS and was amended on November 22,
                                     2000. The trust is not a registered
                                     investment company under the Investment
                                     Company Act of 1940.

Initial depositor................    Merrill Lynch, Pierce, Fenner & Smith
                                     Incorporated.

Trustee..........................    The Bank of New York, a New York
                                     state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Software HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Software HOLDRS.

Purpose of Software HOLDRS.......    Software HOLDRS are designed to achieve the
                                     following:

                                     Diversification. Software HOLDRS are
                                     designed to allow you to diversify your
                                     investment in the software industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                                     Flexibility. The beneficial owners of
                                     Software HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Software HOLDRS, and can cancel their Software HOLDRS to receive each of the underlying securities represented by the Software HOLDRS.

                                     Transaction costs. The expenses associated with buying and selling Software HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.


Trust assets.....................    The trust holds securities traded on U.S.
                                     stock markets that, when initially
                                     selected, were issued by companies involved in the software industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary
                                     Trust Agreement --Distributions" and
                                     "--Reconstitution Events." There are
                                     currently 14 companies included in the
                                     Software HOLDRS.


                                     The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Software HOLDRS..............    The trust has issued, and may continue to
                                     issue Software HOLDRS that represent an
                                     undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf. The
                                     Software HOLDRS themselves are separate
                                     from the underlying securities that are
                                     represented by the Software HOLDRS.

                                     The following chart provides:


                                     o    the names of the 14 issuers of
                                          underlying securities currently
                                          represented by the Software HOLDRS,


                                     o    the stock ticker symbols,

                                     o    the share amounts currently
                                          represented by a round-lot of 100
                                          Software HOLDRS, and

                                     o    the principal U.S. market on which the
                                          underlying securities are traded.



                                                                                      Share            Primary U.S.
                              Name of Company (1)(2)                Ticker           Amounts          Trading Market
                   ------------------------------------------    --------------   --------------      --------------
                   Adobe Systems, Inc. (3)                          ADBE               13.38              NASDAQ
                   BMC Software, Inc.                               BMC                  7                 NYSE
                   CA, Inc. (4)                                     CA                  17                 NYSE
                   Check Point Software Technologies Ltd.           CHKP                 6                NASDAQ
                   Intuit Inc.                                      INTU                 6                NASDAQ
                   Micromuse Inc.                                   MUSE                 2                NASDAQ
                   Microsoft Corporation                            MSFT                30                NASDAQ
                   Nuance Communications Inc. (5)                   NUAN               0.77               NASDAQ
                   Openwave Systems Inc.                            OPWV              0.6667              NASDAQ
                   Oracle Corporation                               ORCL                24                NASDAQ
                   SAP AG-preference shares*                        SAP                 16                 NYSE
                   Sapient Corporation                              SAPE                 3                NASDAQ
                   Symantec Corporation                             SYMC              7.8694              NASDAQ
                   TIBCO Software Inc.                              TIBX                 5                NASDAQ


*The preference shares of this non-U.S. company trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

(1) Effective opening of business January 4, 2006, Mercury Interactive Corp (NASDAQ: "MERQE"), a component of the Software HOLDRS Trust, was delisted from trading on NASDAQ. The Bank of NewYork distributed shares of Mercury Interactive at the rate of distribution of 0.02 Mercury Interactive Corp shares per Software HOLDRS.

(2) As a result of the merger of Siebel Systems Inc. (NASDAQ: "SEBL"), a constituent of the Software HOLDRS Trust, and Oracle Corporation (NASDAQ:
"ORCL"), Siebel Systems Inc. is no longer an underlying constituent of the Software HOLDRS Trust. For the 8 shares of Siebel Systems Inc. per 100 share round lot of Software HOLDRS, The Bank of New York will receive $85.28. The Bank of New York will distribute the cash at a rate of $0.8528 per depositary share of "SWH". The record date for the distribution is February 15, 2006, payable February 17, 2006.

(3) The merger of Adobe Systems Inc. (NASDAQ: "ADBE") and Macromedia Inc (NASDAQ: "MACR"), two constituents of the Software HOLDRS Trust, is effective. As a result Macromedia Inc. will no longer be an underlying security of the Software HOLDRS. The terms of the merger are as follows: for each share held of Macromedia Inc., shareholders received 1.38 shares of Adobe Systems Inc. As a result, 13.38 shares of Adobe Systems Inc. will be required per round lot of 100 Software HOLDRS.

(4) Effective February 1, 2006, Computer Associates International (NYSE: "CA"), an underlying constituent of the Software HOLDRS Trust, changed its name to CA, Inc.

(5) ScanSoft Inc. (NASDAQ: "SSFT"), an underlying constituent of the Software HOLDRS Tust, changed its name and CUSIP to Nuance Communications Inc. (NASDAQ:
"NUAN"). Creations of Software HOLDRS will require a deposit of 0.77 shares of Nuance Communications per round lot of 100 Software HOLDRS.

                                     The companies whose securities were
                                     included in the Software HOLDRS at the time
                                     Software HOLDRS were originally issued
                                     generally were considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the software industry, as measured by market capitalization and trading volume on August 10, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                                     The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

                                     The number of outstanding Software HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Software HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases........................    You may acquire Software HOLDRS in two
                                     ways:

                                     o    through an in-kind deposit of the
                                          required number of securities of the
                                          underlying issuers with the trustee,
                                          or

                                     o    through a cash purchase in the
                                          secondary trading market.

Issuance and cancellation fees...    If you wish to create Software HOLDRS by
                                     delivering to the trust the requisite
                                     securities represented by a round-lot of 100 Software HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100
                                     Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS.

Commissions......................    If you choose to deposit underlying
                                     securities in order to receive Software
                                     HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees.....................    The Bank of New York, as trustee and as
                                     custodian, will charge you a quarterly
                                     custody fee of $2.00 for
                                     each round-lot of 100 Software HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Software
HOLDRS...........................    You have the right to withdraw the
                                     underlying securities upon request by
                                     delivering a round-lot or integral multiple of a round-lot of Software HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Software HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Software
                                     HOLDRS themselves will not have voting
                                     rights.

Rights relating to the
underlying securities............    Software HOLDRS represents your beneficial
                                     ownership of the underlying securities.
                                     Owners of Software HOLDRS have the same
                                     rights and privileges as if they owned the underlying securities beneficially outside of Software HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                     Software HOLDRS and the right to surrender
                                     Software HOLDRS to receive the underlying securities. Software HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Software
                                     HOLDRS. However, due to the nature of
                                     Software HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Software
                                     HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                     A holder of Software HOLDRS is not a
                                     registered owner of the underlying
                                     securities. In order to become
                                     a registered owner, a holder of Software
                                     HOLDRS would need to surrender their
                                     Software HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                     You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Software HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Software HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                     The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Software HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                     There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Software HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                     If you wish to participate in a tender
                                     offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Software HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Software HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities."


Ownership rights in fractional
shares in the underlying
securities.......................    As a result of distributions of securities
                                     by companies included in the Software
                                     HOLDRS or other corporate events, such as mergers, a Software HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                     In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Software HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Software HOLDRS are outstanding and each round-lot of 100 Software HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Software HOLDRS. If holders of 50,000 round-lots of 100 Software HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Software HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events............    The depositary trust agreement provides for
                                     the automatic distribution of underlying securities from the Software HOLDRS to you in the following four circumstances:



                                     A.   If an issuer of underlying securities
                                          no longer has a class of securities
                                          registered under section 12
                                          of the Securities Exchange Act of
                                          1934, then the trustee will distribute
                                          the shares of that company to the
                                          owners of the Software HOLDRS.



                                     B.   If the SEC finds that an issuer of
                                          underlying securities should be
                                          registered as an investment company
                                          under the Investment Company Act of
                                          1940, and the trustee has actual
                                          knowledge of the SEC finding, then its
                                          securities will no longer be an
                                          underlying security and the trustee
                                          will distribute the shares of that
                                          company to the owners of the Software
                                          HOLDRS.

                                     C.   If the underlying securities of an
                                          issuer cease to be outstanding as a
                                          result of a merger, consolidation, or
                                          other corporate combination or other
                                          event, the trustee will distribute the
                                          consideration paid by and received
                                          from the acquiring company or the
                                          securities received in exchange for
                                          the securities of the underlying
                                          issuer whose securities cease to be
                                          outstanding to the beneficial owners
                                          of Software HOLDRS, only if the
                                          distributed securities have a
                                          different Standard & Poor's GICS
                                          sector classification than any of the
                                          underlying securities represented in
                                          the Software HOLDRS at the time of the
                                          distribution or exchange or if the
                                          securities received are not listed for
                                          trading on a U.S. national securities
                                          exchange or through the Nasdaq
                                          National Market System. In any other
                                          case, the additional securities
                                          received will be deposited into the
                                          trust.

                                     D.   If an issuer's underlying securities
                                          are delisted from trading on a U.S.
                                          national securities exchange or
                                          through the Nasdaq National Market
                                          System and are not listed for trading
                                          on another U.S. national securities
                                          exchange or through the Nasdaq
                                          National Market System within five
                                          business days from the date the
                                          securities are delisted.

                                     To the extent a distribution of underlying securities from the Software HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                     In addition, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Software HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                     It is anticipated, as a result of the
                                     broadly defined Standard & Poor's GICS
                                     sectors, that most distributions or
                                     exchanges of securities will result in the inclusion of new securities in Software HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Software HOLDRS or distributed to you.

Standard & Poor's sector
classifications..................    Standard and Poor's Corporation is an
                                     independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.
                                     The GICS classification standards were
                                     exclusively effective as of January 2,
                                     2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one
                                     GICS sector classification. The securities included in the Software HOLDRS are currently represented in the Information
                                     Technology GICS sector. The Standard &
                                     Poor's GICS sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine
                                     GICS sectors, or both.

Termination events...............    A.   The Software HOLDRS are delisted from
                                          the American Stock Exchange and are
                                          not listed for trading on another U.S.
                                          national securities exchange or
                                          through the Nasdaq National Market
                                          System within five business days from
                                          the date the Software HOLDRS are
                                          delisted.

                                     B.   The trustee resigns and no successor
                                          trustee is appointed within 60 days
                                          from the date the trustee provides
                                          notice to Merrill Lynch, Pierce,
                                          Fenner & Smith Incorporated, as
                                          initial depositor, of its intent to
                                          resign

                                     C.   Beneficial owners of at least 75% of
                                          outstanding Software HOLDRS vote to
                                          dissolve and liquidate the trust.

                                     If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                     Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income tax
consequences.....................    The United States federal income tax laws
                                     will treat a U.S. holder of Software HOLDRS as directly owning the underlying securities. The Software HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing..........................    The Software HOLDRS are listed on the
                                     American Stock Exchange under the symbol
                                     "SWH." On February 15, 2006, the last
                                     reported sale price of the Software HOLDRS on the American Stock Exchange was $37.24.


Trading..........................    Investors are only able to acquire, hold,
                                     transfer and surrender a round-lot of 100
                                     Software HOLDRS. Bid and ask prices,
                                     however, are quoted per single Software
                                     HOLDR.

Clearance and settlement.........    Software HOLDRS have been issued only in
                                     book-entry form. Software HOLDRS are
                                     evidenced by one or more global
                                     certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Software
                                     HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Software HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Software HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Software HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of September 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Software HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Software HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Software HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF SOFTWARE HOLDRS

         The trust has issued Software HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Software HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Software HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

         Software HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Software HOLDRS--The Software HOLDRS."

         Beneficial owners of Software HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Software HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Software HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Software HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Software HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Software HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Software HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Software HOLDRS are available only in book-entry form. Owners of Software HOLDRS may hold their Software HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stock or American depositary shares of specified companies that, at the time of initial selection, were involved in various aspects of the software industry and whose securities are registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the software industry as measured by market capitalization and trading volume.

         The Software HOLDRS may no longer consist of exclusively securities issued by companies involved in the software industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the software industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Software HOLDRS, please refer to "Highlights of Software HOLDRS--The Software HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Software HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 14 underlying securities currently represented by a single Software HOLDR, measured at the close of the business day on April 13, 2000 and thereafter as of the end of each month to February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

        2000           Value           2001           Value          2002           Value       2003            Value
        ----           -----           ----           -----          ----           -----       ----            -----
April 13........       56.62    January 31.....       49.25   January 31.....       35.32   January 31...       23.98
April 28........       59.29    February 28....       38.35   February 28....       30.17   February 28..       23.80
May 31..........       53.75    March 30.......       31.63   March 28.......       31.86   March 31.....       22.64
June 30.........       62.35    April 30.......       39.66   April 30.......       27.34   April 30.....       25.37
July 31.........       54.73    May 31.........       37.19   May 31.........       25.16   May 30.......       27.67
August 31.......       63.37    June 29........       40.03   June 28........       25.15   June 30......       27.62
September 29....       59.07    July 31........       36.47   July 31........       21.45   July 31......       28.20
October 31......       56.53    August 31......       31.42   August 30......       21.57   August 29....       29.37
November 30.....       41.44    September 28...       26.38   September 30...       18.60   September 30.       29.76
December 29.....       40.03    October 31.....       29.80   October 31.....       23.88   October 31...       30.82
                                November 30....       33.90   November 29....       26.68   November 28..       30.77
                                December 31....       34.57   December 31....       23.54   December 31..       32.90


        2004           Value         2005             Value          2006           Value
        ----           -----         ----             -----          ----           -----
January 30......       33.30    January 31.....       33.64   January 31.........   38.07
February 27.....       32.35    February 28....       33.48   February 14........   37.06
March 31........       31.95    March 31.......       33.21
April 30........       31.56    April 29.......       32.31
May 28..........       32.30    May 31.........       34.23
June 30.........       33.81    June 30........       33.73
July 30.........       31.72    July 29........       34.61
August 31.......       30.84    August 31......       34.40
September 30....       32.84    September 30...       34.68
October 29......       35.28    October 31.....       34.88
November 30.....       36.24    November 30....       35.99
December 31.....       36.46    December 30....       35.86



                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of September 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Software HOLDRS, provides that Software HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for Software HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Software HOLDRS. You may create and cancel Software HOLDRS only in round-lots of 100 Software HOLDRS. You may create Software HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS. Similarly, you must surrender Software HOLDRS in integral multiples of 100 Software HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Software HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Software HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Software HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Software HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of they underlying securities in the Software HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Software HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Software HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Software HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Software HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Software HOLDRS or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Software HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Software HOLDRS will be distributed from the Software HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Software HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Software HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Software HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Software HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS.

         Further issuances of Software HOLDRS. The depositary trust agreement provides for further issuances of Software HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as the initial depositor, within 60 days from the date the trustee provides notice to the initial depositor, of its intent to resign. Upon termination, the beneficial owners of Software HOLDRS will surrender their Software HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Software HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Software HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Software HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Software HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Software HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Software HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Software HOLDRS.

         Issuance and cancellation fees. If you wish to create Software HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Software HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Software HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Software HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Software HOLDRS for:


         o    an individual who is a citizen or resident of the United States;

         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;


         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").

         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Software HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Software HOLDRS, and partners in such partnerships, should consult their tax advisors.

         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Software HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Software HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


         Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         Taxation of Software HOLDRS

         A receipt holder purchasing and owning Software HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Software HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.


         Qualified dividend income received in respect of Software HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Software HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.


         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Software HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Software HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Software HOLDRS. Similarly, with respect to sales of Software HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Software HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.


         The distribution of any securities by the trust upon the surrender of Software HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.


         Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Software HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.


         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o    a corporation that is incorporated in a possession of the United
              States


         but  will not include:

         o    a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o    a foreign investment company (as specially defined in the Code).


         The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Software HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Software HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o    at least 75% of its gross income is "passive income;" or


         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Software HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


         Non-U.S. receipt holders


         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.


         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Software HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
              (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.


         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.


         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Software HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Software HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Software HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Software HOLDRS. The trust delivered the initial distribution of Software HOLDRS against deposit of the underlying securities in New York, New York on approximately September 29, 2000.

         Investors who purchase Software HOLDRS through a fee-based brokerage account will pay fees changed by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Software HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Software HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Software HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Software HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Software HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Software HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Software HOLDRS. This prospectus relates only to Software HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Software HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Software HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.




                        ADOBE SYSTEMS INCORPORATED (ADBE)


         Adobe Systems Incorporated develops and markets graphic design, publishing, page layout and digital imaging software for Web sites, print publishing and other types of media. Adobe also offers application software products for creating, printing, distributing and managing information. It operates in four segments: Creative Professional, Digital Imaging and Video, Intelligent Documents, OEM PostScript and Other. The Creative Professional Segment provides software tools for publishing, Web design and printing information. The Digital Imaging and Video segment provides desktop and server-based software. The Intelligent Documents segment provides desktop and server-based software. The OEM PostScript and Other segment offers production printing technology for graphics professionals and professional publishers and also licenses its technology to equipment manufacturers. The company customer's include graphic and Web designers, videographers, photographers, professional publishers, and enterprise users and digital video hobbyists.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----

January          21.85   January      16.85   January      13.21   January      19.15   January     28.45    January     39.73
February         14.53   February     18.19   February     13.75   February     18.63   February    30.86
March            17.49   March        20.15   March        15.42   March        19.65   March       33.59
April            22.46   April        19.98   April        17.27   April        20.75   April       29.74
May              19.89   May          18.05   May          17.66   May          22.32   May         16.56
June             23.50   June         14.25   June         16.04   June         23.25   June        28.61
July             18.75   July         11.98   July         16.37   July         21.09   July        29.64
August           16.81   August       10.05   August       19.42   August       22.94   August      27.04
September        11.99   September     9.55   September    19.70   September    24.74   September   29.85
October          13.20   October      11.82   October      21.88   October      28.02   October     32.25
November         16.04   November     14.77   November     20.66   November     30.28   November    32.61
December         15.53   December     12.40   December     19.54   December     31.37   December    36.96

         The closing price on February 14, 2006 was $37.65.

                            BMC SOFTWARE, INC. (BMC)


         BMC Software, Inc. and its subsidiaries provide and develop systems management software for businesses. BMC provides its products in four categories: mainframe management, distributed systems management, service management and identity management. The company also provides maintenance, enhancement and support for its products, and performs software implementation, integration and education services. BMC markets its products directly through its sales force as well as indirectly through resellers, distributors and systems integrators.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January         29.06    January       17.67   January       17.63   January     19.90   January     16.83   January    22.10
February        30.13    February      16.05   February      19.40   February    19.60   February    14.95
March           21.50    March         19.45   March         15.09   March       19.55   March       15.00
April           24.19    April         14.46   April         14.92   April       17.30   April       16.20
May             23.90    May           16.91   May           16.96   May         17.64   May         17.02
June            22.54    June          16.60   June          16.33   June        18.50   June        17.95
July            20.00    July          13.45   July          14.10   July        15.68   July        19.09
August          16.00    August        13.90   August        14.68   August      14.97   August      20.00
September       12.70    September     13.07   September     13.93   September   15.81   September   21.10
October         15.07    October       15.94   October       17.38   October     18.92   October     19.59
November        16.75    November      17.90   November      16.63   November    18.58   November    20.49
December        16.37    December      17.11   December      18.65   December    18.60   December    20.49

         The closing price on February 14, 2006 was $21.94.

                                  CA, INC. (CA)

         Computer Associates International, Inc. develops and markets process management, information management, infrastructure management and business management software for use on computer operating systems. Computer Associates offers numerous products, including enterprise management, security, storage, portal and business intelligence, application life cycle management, data management and application development solutions.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January         36.01   January       34.46   January       13.37   January       26.14   January      27.19   January      27.30
February        31.19   February      16.28   February      13.35   February      26.56   February     27.09
March           27.20   March         21.89   March         13.66   March         26.86   March        27.10
April           32.19   April         18.60   April         16.24   April         26.81   April        26.90
May             28.36   May           17.31   May           21.67   May           27.06   May          27.27
June            36.00   June          15.89   June          22.28   June          28.06   June         27.48
July            34.48   July           9.34   July          25.45   July          25.24   July         27.45
August          31.05   August        11.20   August        25.63   August        24.22   August       26.96
September       25.74   September      9.60   September     26.11   September     26.30   September    27.81
October         30.92   October       14.86   October       23.52   October       27.71   October      27.97
November        33.27   November      15.11   November      23.30   November      30.53   November     28.51
December        34.49   December      13.50   December      27.34   December      31.06   December     28.19

         The closing price on February 14, 2006 was $27.30

                  CHECK POINT SOFTWARE TECHNOLOGIES LTD. (CHKP)


         Check Point Software Technologies Ltd. develops, markets and supports virtual private networks, resource protection or firewalls and intranet and extranet security software that shields corporate networks from both internal and external unauthorized access. Check Point products are designed to verify remote users, control traffic to corporate networks, block viruses and other unwanted Web content from entering corporate networks and permit companies to set up virtual private networks for secure internal and remote communications. Check Point sells its software products worldwide through multiple distribution channels including distributors, resellers, systems integrators, original equipment manufacturers and managed security service providers.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January        101.67   January       17.67   January       14.33   January      20.43   January      24.28   January      21.56
February        64.13   February      16.05   February      14.87   February     23.02   February     22.13
March           47.50   March         19.45   March         14.47   March        22.75   March        21.74
April           62.73   April         14.46   April         15.78   April        23.51   April        20.95
May             53.86   May           17.20   May           18.78   May          23.78   May          22.72
June            50.57   June          16.60   June          19.50   June         26.99   June         19.83
July            44.24   July          13.45   July          17.64   July         19.89   July         22.53
August          31.99   August        13.90   August        17.43   August       17.54   August       22.56
September       22.02   September     13.07   September     16.84   September    16.97   September    24.32
October         29.52   October       15.94   October       16.98   October      22.62   October      22.36
November        38.35   November      17.05   November      17.65   November     23.74   November     21.29
December        39.89   December      12.97   December      16.86   December     24.63   December     20.06

         The closing price on February 14, 2006 was $21.10.


                               INTUIT INC. (INTU)


         Intuit Inc. develops, markets and supports software that is designed to automate and simplify financial activities for small businesses, individuals and accounting professionals. Intuit's product and service offerings include desktop software, Internet software and products to connect desktop software to the Internet. Intuit offers software for small business accounting, tax preparation and consumer finance and financial supplies. Intuit's personal finance products and services are primarily marketed under the "Quicken" brand.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January        39.50   January       39.25   January       44.10   January       50.37   January      39.00   January      52.33
February       41.13   February      37.89   February      47.52   February      44.42   February     42.80
March          27.75   March         38.36   March         37.20   March         44.63   March        43.77
April          32.04   April         39.18   April         38.82   April         42.51   April        40.30
May            32.06   May           43.73   May           45.92   May           39.26   May          43.27
June           39.99   June          49.72   June          44.60   June          38.58   June         45.11
July           34.38   July          43.98   July          43.13   July          37.44   July         48.00
August         37.78   August        44.63   August        45.51   August        42.29   August       45.84
September      35.80   September     45.53   September     48.24   September     45.40   September    44.81
October        40.22   October       51.92   October       50.10   October       45.36   October      45.93
November       43.90   November      53.94   November      50.28   November      41.84   November     53.57
December       42.78   December      46.92   December      52.86   December      44.01   December     53.30

         The closing price on February 14, 2006 was $53.94.

                              MICROMUSE INC. (MUSE)


         Micromuse Inc. develops and markets software that monitors and manages elements of information technology-based services and businesses. Micromuse's products consolidate network data and events, customize network information and allow operators to resolve service problems. Micromuse sells its products primarily through its direct sales organization within the United States and its international offices.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----

January        80.81   January       10.89   January        5.81   January       8.08   January        5.14   January      9.95
February       41.06   February       9.06   February       5.83   February      8.96   February       4.92
March          37.79   March          8.76   March          5.20   March         7.80   March          4.53
April          49.50   April          8.16   April          6.54   April         6.71   April          5.17
May            38.10   May            6.99   May            9.50   May           5.92   May            6.24
June           27.99   June           4.64   June           7.99   June          6.69   June           5.65
July           15.27   July           3.09   July           7.18   July          4.50   July           5.65
August         11.84   August         3.02   August         8.18   August        3.97   August         6.70
September       5.68   September      2.52   September      8.18   September     3.68   September      7.88
October         9.25   October        2.30   October        8.05   October       4.29   October        7.17
November       15.88   November       4.49   November       8.03   November      5.26   November       7.41
December       15.00   December       3.82   December       6.90   December      5.55   December       9.89

         The closing price on February 14, 2006 was $9.99.



                          MICROSOFT CORPORATION (MSFT)


         Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes scalable operating systems for personal computers, intelligent devices and servers, server applications, information worker productivity applications, business solutions applications, a video game system and software development tools. Microsoft's online businesses include the MSN network of Internet products and service and electronic-commerce platforms.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January        30.53   January       31.85   January       23.73   January       27.65   January      26.28   January      28.15
February       29.50   February      29.17   February      23.70   February      26.53   February     25.16
March          27.34   March         30.15   March         24.21   March         24.93   March        24.17
April          33.87   April         26.13   April         25.57   April         26.13   April        25.30
May            34.59   May           25.45   May           24.61   May           26.23   May          25.80
June           36.50   June          27.35   June          25.64   June          28.56   June         24.84
July           33.09   July          23.99   July          26.41   July          28.49   July         25.61
August         28.52   August        24.54   August        26.52   August        27.30   August       27.38
September      25.58   September     21.87   September     27.80   September     27.65   September    25.73
October        29.07   October       26.73   October       26.14   October       27.97   October      25.70
November       32.10   November      28.84   November      25.71   November      26.81   November     27.68
December       33.12   December      25.85   December      27.37   December      26.72   December     26.15

         The closing price on February 14, 2006 was $26.88.

                       NUANCE COMMUNICATIONS, INC. (NUAN)


         Nuance Communications, Inc. develops, markets and supports voice-responsive software that is designed to make information and services from the Internet and other sources accessible from any telephone. Nuance's speech recognition, natural language understanding, text-to-speech and voice authentication software technologies are intended to enable information systems to recognize what an individual says, derive the meaning of what an individual says and verify the identity of the individual. Nuance's imaging solutions enable in automatically reproducing documents, automate the integration of documents into business systems and enable the use of electronic documents and forms with eXtensible markup language, Internet, mobile and other business applications. Nuance markets and distributes its products directly through direct sales force and indirectly through a network of resellers, integrators, vendors, carriers and distributors.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January        37.56   January        7.89   January        2.24   January       7.61   January        4.21   January      8.54
February       23.00   February       5.80   February       2.46   February      7.47   February       4.29
March          10.04   March          6.83   March          2.18   March         6.58   March          3.72
April          12.81   April          5.60   April          3.73   April         4.86   April          4.02
May            15.11   May            4.51   May            5.39   May           4.99   May            4.06
June           18.02   June           4.18   June           5.12   June          4.56   June           3.77
July           13.40   July           3.00   July           5.27   July          4.37   July           4.11
August         10.44   August         2.90   August         5.37   August        4.06   August         4.93
September       6.50   September      1.70   September      5.77   September     4.25   September      5.33
October         8.07   October        2.20   October        7.25   October       3.88   October        5.14
November        9.74   November       3.18   November       7.97   November      3.65   November       6.22
December        9.10   December       2.48   December       7.64   December      4.19   December       7.63

         The closing price on February 14, 2006 was $9.30.




                          OPENWAVE SYSTEMS INC. (OPWV)


         Openwave Systems Inc. provides infrastructure software, applications and services, including wireless Internet infrastructure and browsers, unified messaging, mobile e-mail, directory services and server software products. The company offers Edge Gx for preventing messaging abuse, voicemail simplifying features for end-users, Video Voicemail that enables callers to personalize their phones with custom greetings, Video Portal to get content and information and Outreach express, which allows operators to provide their subscribers with compelling sports, news, and other information. The company sells its products through its direct sales force and third party resellers.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January       69.25   January       6.47   January        1.23   January      14.83   January      13.62   January      21.55
February      36.84   February      5.59   February       1.43   February     15.16   February     12.76
March         19.84   March         6.36   March          1.42   March        13.34   March        12.19
April         34.61   April         5.72   April          1.74   April         8.61   April        13.38
May           38.33   May           6.06   May            2.42   May          11.17   May          15.55
June          34.70   June          5.61   June           2.00   June         12.70   June         16.40
July          25.56   July          1.01   July          11.34   July         11.37   July         18.55
August        16.04   August        1.00   August        14.79   August        9.32   August       17.21
September     12.75   September     0.62   September     12.63   September     8.82   September    17.98
October        7.73   October       1.09   October       13.01   October      11.77   October      17.87
November      10.95   November      3.01   November      12.03   November     13.18   November     16.61
December       9.79   December      2.00   December      11.00   December     15.46   December     17.47

         The closing price on February 14, 2006 was $21.72.

                            ORACLE CORPORATION (ORCL)


         Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management. Oracle's primary products include database technology software and applications software for the development of Internet applications, and business applications software for a company's data processing, financial management and customer service needs. The company also offers software license updates, products support, consulting, advanced products services and education.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January       29.13   January       17.26   January      12.03   January      13.86   January      13.77   January      12.57
February      19.00   February      16.62   February     11.96   February     12.87   February     12.95
March         14.98   March         12.80   March        10.84   March        12.00   March        12.48
April         16.16   April         10.04   April        11.88   April        11.25   April        11.56
May           15.30   May            7.92   May          13.01   May          11.40   May          12.80
June          19.00   June           9.47   June         12.01   June         11.93   June         13.20
July          18.08   July          10.09   July         11.99   July         10.51   July         13.57
August        12.21   August         9.59   August       12.83   August        9.97   August       12.99
September     12.58   September      7.86   September    11.25   September    11.28   September    12.40
October       13.56   October       10.19   October      11.97   October      12.66   October      12.68
November      14.03   November      12.15   November     12.02   November     12.74   November     12.60
December      13.81   December      10.80   December     13.23   December     13.72   December     12.21

         The closing price on February 14, 2006 was $12.41.




                                  SAP AG (SAP)


         SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP's software enables companies of all sizes and industries to work together in an open collaborative Internet environment with their employees, customers and partners. Specifically, SAP's software is designed to manage value chains across business networks, manage a company's information technology infrastructure and business functions, manage strategic relationships, optimize supply chains, reduce time to market and share information. The company's software also offers product, project, and portfolio management services and provides, among other things, sales and marketing support.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January       47.64   January       35.06   January      23.50   January      41.46   January     38.72    January      51.37
February      38.69   February      34.17   February     20.90   February     39.60   February    40.55
March         28.99   March         37.20   March        18.96   March        39.31   March       40.08
April         40.30   April         32.60   April        25.51   April        37.28   April       39.43
May           35.11   May           25.80   May          28.48   May          40.40   May         41.25
June          35.09   June          24.29   June         29.22   June         41.81   June        43.30
July          36.08   July          18.70   July         29.35   July         40.01   July        42.82
August        34.49   August        19.25   August       29.94   August       36.46   August      42.67
September     25.92   September     11.25   September    30.41   September    38.95   September   43.33
October       25.70   October       19.14   October      36.54   October      42.65   October     42.94
November      31.03   November      22.25   November     38.55   November     44.50   November    45.15
December      31.93   December      19.50   December     41.56   December     44.21   December    45.07

         The closing price on February 14, 2006 was $50.31.

                           SAPIENT CORPORATION (SAPE)


         Sapient Corporation designs, develops and implements systems that allow businesses to improve customer relationship management, supply-chain design and business strategy. Sapient offers business processes, data warehousing and business intelligence solutions, e-business and Web-based solutions, enterprise architecture and integration and industry focused custom solutions. The company manages client's technology applications using utilizing its Global Distributed Delivery model and offers various services including application management, quality assistance and testing and other long-term outsourcing services.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January       16.88   January        5.50   January       1.7    January      6.15   January      7.88    January       6.60
February      12.88   February       4.39   February      1.8    February     6.97   February     7.37
March          7.19   March          4.75   March         1.5    March        6.03   March        7.35
April         13.45   April          4.88   April         1.9    April        5.60   April        7.15
May            9.57   May            1.47   May           2.3    May          6.00   May          8.40
June           9.75   June           1.06   June          2.7    June         6.01   June         7.93
July           6.25   July           0.70   July          3.6    July         6.97   July         7.78
August         5.41   August         1.27   August        3.1    August       7.50   August       7.19
September      3.85   September      1.03   September     3.5    September    7.63   September    6.25
October        4.31   October        1.55   October       5.3    October      8.05   October      5.19
November       6.25   November       2.10   November      5.6    November     7.91   November     6.22
December       7.72   December       2.05   December      5.6    December     7.91   December     5.69

         The closing price on February 14, 2006 was $6.07

                                 SYMANTEC (SYMC)

         Symantec Corporation provides software, appliances and services to secure and manage information technology infrastructure for individuals, businesses and enterprises worldwide. Symantec has five segments: Consumer Products, Enterprise Security, Enterprise Administration, Services and Other. The Consumer Products segment offers Internet security and problem-solving products to individual users, home offices and small businesses. The Enterprise Security segment provides security solutions for all tiers of a network. The Enterprise Administration segment offers open and modular products that enable companies to manage their IT infrastructures. The Services segment provides information security solutions, which include managed security services, consulting services and education services. The Other segment offers sunset products and products nearing the end of their life cycle. The company offers its products primarily through distributors, retailers, direct marketers, Internet-based retailers, original equipment manufacturers, educational institutions and Internet service providers.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January       6.42   January       9.83   January       11.67   January      19.39   January      23.35   January      18.38
February      5.70   February      9.02   February      10.12   February     20.48   February     22.01
March         5.23   March        10.30   March          9.80   March        23.15   March        21.33
April         8.10   April         8.85   April         10.99   April        22.52   April        18.76
May           8.83   May           8.59   May           11.34   May          22.85   May          22.51
June          5.46   June          8.21   June          10.98   June         21.89   June         21.74
July          6.03   July          8.39   July          11.69   July         23.38   July         21.95
August        5.37   August        7.15   August        14.35   August       23.98   August       20.97
September     4.33   September     8.42   September     15.80   September    27.44   September    22.66
October       6.87   October      10.00   October       16.66   October      28.47   October      23.85
November      8.12   November     10.93   November      16.42   November     31.91   November     17.61
December      8.29   December     10.13   December      17.25   December     25.76   December     17.50

         The closing price on February 14, 2006 was $17.38.




                           TIBCO SOFTWARE INC. (TIBX)


         TIBCO Software Inc. develops and markets business integration solutions, business optimization solutions and services, dealings with business partners and relations with customers in real time. TIBCO products and services are designed to assist in the distribution of information by connecting a businesses applications, Web site and databases to the Internet and Internet-based applications. TIBCO's solutions enable the automation and coordination of business process assets, tasks and the routing of information to recipients. TIBCO solutions also enable companies, among other things, to connect to several endpoints, coordinate processes and analyze and act on information. The company licenses its products to companies operating in various enterprises such as manufacturing, retail and healthcare.

             Closing               Closing              Closing              Closing             Closing              Closing
   2001       Price        2002     Price       2003     Price       2004     Price       2005    Price        2006    Price
   ----       -----        ----     -----       ----     -----       ----     -----       ----    -----        ----    -----
January       37.94   January      16.01   January       5.61   January       7.82   January     10.99    January       7.99
February      13.50   February     10.55   February      4.73   February      8.02   February     9.76
March          8.50   March        11.76   March         4.20   March         8.17   March        7.45
April         11.40   April         8.39   April         4.93   April         7.50   April        7.14
May           13.80   May           5.95   May           4.85   May           8.30   May          6.34
June          12.77   June          5.56   June          5.12   June          8.45   June         6.54
July           9.05   July          5.42   July          5.36   July          7.07   July         7.69
August         8.57   August        4.21   August        5.34   August        6.32   August       7.62
September      7.34   September     3.75   September     5.35   September     8.51   September    8.36
October        8.44   October       5.00   October       6.44   October       9.72   October      7.59
November      12.59   November      7.35   November      5.85   November     11.50   November     8.37
December      14.93   December      6.18   December      6.77   December     13.34   December     7.47

         The closing price on February 14, 2006 was $8.24

                                [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts

                             Software HOLDRSSM Trust







                               P R O S P E C T U S














                                February 16, 2006






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

         See Exhibit Index.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

                           "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:               *
                                        -------------------------------------
                                        Name:  Joseph F. Regan
                                        Title: First Vice President,
                                                 Chief Financial Officer and
                                                 Controller



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.


      Signature                                        Title
      ---------                                        -----

          *                                     Chief Executive Officer,
-------------------------                       Chairman of the Board
   Robert J. McCann

          *                                     Director
-------------------------
     Do Woo Kim


          *                                     Director
-------------------------
  Carlos M. Morales


          *                                     Director
-------------------------
 Candace E. Browning


          *                                     Director
-------------------------
 Gregory J. Fleming


          *                                     Chief Financial Officer and
-------------------------                       Controller
   Joseph F. Regan


*By: /s/ Mitchell M. Cox                        Attorney-in-Fact
    ---------------------
      Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

   *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

   *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

   *5.1 Opinion of Shearman & Sterling regarding the validity of the Software HOLDRS Receipts, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

   *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to amendment no. 4 to the registration statement filed on Form S-1 for Software HOLDRS.

   *8.3 Opinion of Shearman & Sterling LLP, as special U.S. Tax Counsel regarding the material federal income tax consequences, filed on [ ], 2004 as an exhibit to Amendment No. 5 to the registration statement filed on form S-1 for Software HOLDRS.

   *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Software HOLDRS.

   *24.2 Power of Attorney of Dominic A. Carone, filed on September 7, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Software HOLDRS.

   *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

   *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

    24.5   Power of Attorney of Robert J. McCann and Joseph F. Regan.

__________________
* Previously filed.